UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01               Entry Into a Material Definitive Agreement

On April 23, 2014, Clayton Williams Energy, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement among the Company, certain subsidiaries of the Company as guarantors, the lenders parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”). Capitalized terms used and not defined herein have the meanings given to such terms in the Credit Agreement.

The Credit Agreement, which amends and restates the Company’s existing credit agreement in its entirety, provides for a revolving line of credit of up to $1 billion, in an amount not to exceed the Borrowing Base established by the Lenders. The Initial Borrowing Based under the Credit Agreement is $415 million.

The Lenders may redetermine the Borrowing Base on a semi-annual basis, in May and November. In addition, the Company or the Lenders may request an unscheduled Borrowing Base redetermination at other times during the year. If at any time, the Borrowing Base is less than the amount of outstanding credit exposure under the revolving credit facility (a “Borrowing Base Deficiency”), the Company will be required to (1) provide additional security satisfactory to the Required Lenders in their sole discretion to eliminate such Borrowing Base Deficiency, (2) prepay, without premium or penalty, the principal amount of the Loans (and cash collateralize any portion of such Borrowing Base Deficiency attributable to exposure under letters of credit) in an amount sufficient to eliminate such Borrowing Base Deficiency, (3) notify the Administrative Agent that it intends to prepay, without premium or penalty, the principal amount of such Borrowing Base Deficiency in not more than five equal monthly installments plus accrued interest thereon or (4) take any combination of items (1) through (3).

At the election of the Company, interest under the Credit Agreement is determined by reference to (1) LIBOR plus an applicable margin between 1.5% and 2.5% per annum or (2) the greatest of (A) the prime rate, (B) the federal funds rate plus 0.5% or (C) one-month LIBOR plus 1% plus, in any of (A), (B) or (C), an applicable margin between 0.5 % and 1.5% per annum. The Company will also pay a commitment fee on the unused portion of the revolving credit facility between 0.375% to 0.500%. The applicable margin and the commitment fee are each determined based on the utilization of the Borrowing Base. Interest and fees are payable quarterly, except that interest on LIBOR-based tranches are due at maturity of each tranche but no less frequently than quarterly.

The Credit Facility is collateralized by certain of the Company’s assets, including at least 80% of the Engineered Value of the oil and gas interests owned by any Credit Party. The obligations under the Credit Agreement are guaranteed by certain of the Company’s domestic subsidiaries.

The Credit Agreement contains representations, warranties and covenants that are customary for similar credit arrangements, including, among other things, covenants relating to (1) financial reporting and notification, (2) payment of obligations, (3) compliance with applicable laws and (4) notification of certain events.

The Credit Agreement also contains various covenants and restrictive provisions which may, among other things, limit the Company’s ability to sell assets, incur additional indebtedness, make investments or loans and create liens. One such covenant requires that the Company maintain a ratio of Consolidated Current Assets to Consolidated Current Liabilities (the “Consolidated Current Ratio”) of at least 1 to 1. In computing the Consolidated Current Ratio at any balance sheet date, the Company must (1) include the amount of funds available under the Credit Agreement as a current asset, (2) exclude current assets and liabilities related to the fair value of derivatives, (3) exclude current maturities of loans under the Credit Agreement, if any, and (4) exclude current assets and liabilities attributable to vendor financing transactions, if any.

The Credit Agreement further provides that the ratio of the Company’s Consolidated Funded Indebtedness to Consolidated EBITDAX (the “Consolidated Leverage Ratio”) (determined as of the end of each fiscal quarter for the then most-recently ended four fiscal quarters) may not be greater than 4.0 to 1.

The failure to comply with the foregoing covenants will constitute an Event of Default (subject, in the case of certain covenants, to applicable notice and/or cure periods) under the Credit Agreement. Other Events of Default under the Credit Agreement include, among other things, (1) the failure to timely pay principal, interest, fees or other amounts due and owing, (2) the inaccuracy of representations or warranties in any material respect, (3) the occurrence of certain bankruptcy or insolvency events, (4) loss of lien perfection or priority and (5) the occurrence of a Change of Control. The occurrence and continuance of an Event of Default could result in, among other things, termination of the Lenders’ commitments and acceleration of all amounts outstanding.

The lending group under the Credit Agreement includes the following institutions: JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Union Bank, N.A., Compass Bank, Frost Bank, The Royal Bank of Scotland plc, KeyBank National Association,

Natixis, New York Branch, UBS AG, Stamford Branch, Fifth Third Bank, U.S. Bank National Association, Whitney Bank, Bank of America, N.A., Branch Banking and Trust Company, Capital One, National Association and PNC Bank, National Association.

The Credit Agreement matures on April 23, 2019; provided that if the Company does not extend or refinance its Senior Notes due April 1, 2019 on or prior to October 1, 2018, then the Credit Agreement will mature on October 1, 2018.

The foregoing description of the Credit Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Credit Agreement, which if filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03               Creation of a Direct Financial Obligation.

The description contained under Item 1.01 is incorporated into this Item 2.03 by reference.  In addition, the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference.

Item 9.01 -    Financial Statements and Exhibits

(d)           Exhibits.

The following exhibit is filed as part of the information filed under Items 1.01 and 2.03 of this Current Report on Form 8-K.

Exhibit Number	Description

10.1
Third Amended and Restated Credit Agreement dated as of April 23, 2014, among Clayton Williams Energy, Inc., as Borrower, certain Subsidiaries of Clayton Williams Energy, Inc., as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	April 25, 2014	By:	/s/ Mel G. Riggs
Mel G. Riggs
Executive Vice President and Chief
Operating Officer

Date:	April 25, 2014	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Third Amended and Restated Credit Agreement dated as of April 23, 2014, among Clayton Williams Energy, Inc., as Borrower, certain Subsidiaries of Clayton Williams Energy, Inc., as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.